UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): August 26, 2025

MECHANICS BANCORP
(Exact name of registrant as specified in its charter)

Washington	001-35424	91-0186600
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

1111 Civic Drive Walnut Creek, CA	94596
(Address of principal executive offices)	(Zip Code)

(925) 482-8000
(Registrant’s telephone number, including area code)

HomeStreet, Inc.
601 Union Street, Ste. 2000
Seattle, WA 98101
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Class A Common Stock, No Par Value	MCHB	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note.

On September 2, 2025 (the “Closing Date”), Mechanics Bancorp (formerly known as HomeStreet, Inc.), a Washington corporation (the “Company”), consummated the previously announced merger (the “Merger”) pursuant to the terms of the Agreement and Plan of Merger, dated as of March 28, 2025 (as amended, the “Merger Agreement”), by and among the Company, HomeStreet Bank, a Washington state-charted commercial bank and a wholly owned subsidiary of the Company (“HomeStreet Bank”), and Mechanics Bank, a California banking corporation (“Mechanics Bank”).

In connection with the Merger, (i) pursuant to the Company’s amended and restated articles of incorporation that became effective immediately prior to the Merger on September 2, 2025 (the “Articles Amendment”), among other things, the Company changed its name to “Mechanics Bancorp” from “HomeStreet, Inc.” and (ii) at the effective time of the Merger (the “Effective Time”), HomeStreet Bank merged with and into Mechanics Bank, with Mechanics Bank surviving the Merger and becoming a wholly-owned subsidiary of the Company. At the Effective Time, the Company’s business became primarily the business conducted by Mechanics Bank.

Unless the context otherwise requires, as used herein, references to “we,” “us,” “our,” refer to the Company. All references herein to the “Board” refer to the board of directors of the Company. We refer to shareholders of the Company prior to the Effective Time (as defined below) as “legacy Company shareholders” and shareholders of Mechanics Bank prior to the Effective Time as “legacy Mechanics Bank shareholders”.

Item 1.01.	Entry into a Material Definitive Agreement.

On August 26, 2025, the Company, HomeStreet Bank and Mechanics Bank entered into an Amendment to the Agreement and Plan of Merger (the “Amendment”), which, among other things, revised the governing law and venue provisions of the Merger Agreement. There were no material changes to the principal terms of the Merger. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed hereto as Exhibit 2.1 and incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

In accordance with the terms and subject to the conditions set forth in the Merger Agreement, at the Effective Time, each share of common stock, par value $50 per share, of Mechanics Bank designated as voting common stock (the “Mechanics Bank voting common stock”) issued and outstanding immediately prior to the Effective Time, subject to certain exceptions, was converted into the right to receive 3,301.0920 shares of Class A common stock, no par value, of the Company (the “Class A common stock”). All existing shares of the Company common stock held by legacy Company shareholders were redesignated as Class A common stock pursuant to the Articles Amendment that was adopted in connection with the Merger. Further, in accordance with the terms and subject to the conditions set forth in the Merger Agreement, at the Effective Time, each share of common stock, par value $50 per share, of Mechanics Bank designated as non-voting common stock (the “Mechanics Bank non-voting common stock”, and together with the Mechanics Bank voting common stock, the “Mechanics Bank common stock”) issued and outstanding immediately prior to the Effective Time was converted into the right to receive 330.1092 shares of Class B common stock, no par value, of the Company (the “Class B common stock,” and together with the Class A common stock, the “Company common stock”), which was newly created pursuant to the Articles Amendment. Each holder of Mechanics Bank common stock who would have been entitled to receive a fraction of a share of Company common stock (after taking into account all shares of Mechanics Bank common stock held by such holder) will instead receive cash in lieu of such fractional share in accordance with the terms of the Merger Agreement.

In accordance with the terms and subject to the conditions set forth in the Merger Agreement, at the Effective Time, each outstanding incentive unit award or restricted stock unit award granted under the Mechanics Bank 2017 Incentive Unit Plan or 2022 Omnibus Incentive Plan in respect of shares of Mechanics Bank common stock (a “Mechanics Bank RSU”) was automatically converted into a restricted stock unit award (an “Assumed RSU”) in respect of the number of shares of the Class A common stock (rounded to the nearest whole share) equal to (1) the total number of shares of Mechanics Bank common stock subject to the Mechanics Bank RSU immediately prior to the Effective Time multiplied by (2) 3,301.0920. Each Assumed RSU will otherwise remain subject to the same terms and conditions (including vesting terms, performance measures, and terms with respect to dividend equivalents) as applied to the corresponding Mechanics Bank RSU immediately prior to the Effective Time.

In accordance with the terms and subject to the conditions set forth in the Merger Agreement, at the Effective Time: (i) each outstanding restricted stock unit award granted under the Amended and Restated HomeStreet 2014 Equity Incentive Plan remained outstanding and continued to be subject to the same terms and conditions (including vesting terms and terms with respect to dividend equivalents) as applied immediately prior to the Effective Time; and (ii) any vesting conditions applicable to each outstanding performance stock unit award granted under the Amended and Restated HomeStreet 2014 Equity Incentive Plan (a “Company PSU”), whether vested or unvested, was automatically accelerated, and each such Company PSU was cancelled and entitled the holder to receive (1) a number of shares of the Class A common stock equal to the number of shares of the Company common stock (immediately prior to the Effective Time) subject to such Company PSU based on target performance plus (2) an amount in cash equal to the amount of all dividends, if any, accrued but unpaid as of the effective time with respect to such Company PSU based on target performance.

The aggregate number of shares of (i) Class A common stock that the Company issued to Mechanics Bank shareholders at the Effective Time is 200,901,384, resulting in approximately 219,822,191 shares of Class A common stock outstanding immediately following the Effective Time, and (ii) Class B common stock that the Company issued to Mechanics Bank shareholders at the Effective Time is 1,114,448, resulting in 1,114,448 shares of Class B common stock outstanding immediately following the Effective Time. As a result, immediately following the Effective Time, (1) legacy Mechanics Bank shareholders owned approximately 91.7% of the Company on an economic basis and 91.3% of the voting power of the Company and (2) legacy Company shareholders owned approximately 8.3% of the Company on an economic basis and 8.7% of the voting power of the Company. The issuance of Company common stock in the Merger to Mechanics Bank shareholders, other than the shares of Company common stock owned by EB Acquisition Company LLC and EB Acquisition Company II LLC, was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a Registration Statement on Form S-4, as amended (SEC File No. 333-288528) (the “Registration Statement”), that was filed by the Company with the Securities and Exchange Commission (the “SEC”) and declared effective on July 16, 2025. The proxy statement/prospectus/consent solicitation statement included in the Registration Statement contains additional information about the Merger Agreement and the transactions contemplated thereby.

Class A common stock, which was previously known as Company common stock and was previously listed on the Nasdaq Global Select Market and traded under the symbol “HMST” through the close of business on August 29, 2025, will commence trading on the Nasdaq Global Select Market under the ticker symbol “MCHB” on September 2, 2025.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed hereto as Exhibit 2.2 and incorporated herein by reference.

The information set forth in the Introductory Note is incorporated by reference into this Item 2.01.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in Item 2.01 of this Current Report on 8-K is incorporated by reference herein. In accordance with the terms and subject to the conditions set forth in the Merger Agreement, at the Effective Time, the Company issued in aggregate 171,765,719 shares of Class A common stock to EB Acquisition Company LLC and EB Acquisition Company II LLC, entities controlled by Ford Financial Fund II, L.P. and Ford Financial III, L.P. (collectively, the “Ford Entities”) in respect of their 52,033 shares of Mechanics Bank voting common stock. As a result of the Merger, the Ford Entities in the aggregate beneficially own Class A common stock representing approximately 77.7% of the voting power and 74.4% of the economic power of the Company.

The shares of Class A common stock issued to the Ford Entities were not registered under the Securities Act. The shares were issued to the Ford Entities in a private placement in reliance on exemptions from registration under Section 4(a)(2) of the Securities Act.

Item 3.03.	Material Modifications to Rights of Security Holders.

In connection with the consummation of the Merger, the Company filed the Articles Amendment with the Secretary of State of the State of Washington.  The Articles Amendment was effective on September 2, 2025 prior to the Effective Time, and amended the Company’s articles of incorporation to, among other things, (i) change the name of the Company from “HomeStreet, Inc.” to “Mechanics Bancorp”, (ii) increase the number of authorized shares of Company common stock from 160,000,000 to 1,900,000,000 and Company preferred stock from 10,000 to 120,000 and (iii) authorize the issuance of two (2) classes of Company common stock, 1,897,500,000 shares of which are designated Class A common stock and 2,500,000 shares of which are designated Class B common stock.  In connection with such amendment, the Company also amended and restated its bylaws (the “Bylaws Amendment”) to implement certain governance matters for the Company following the adoption of the Articles Amendment, including reflecting the change in the Company’s name to “Mechanics Bancorp”.

The description of the Class A common stock and Class B common stock under the section of the Registration Statement entitled “Description of Capital Stock of the Combined Company” is incorporated herein by reference.

The foregoing description of the Articles Amendment, the Bylaws Amendment and the terms of the Class A common stock and Class B common stock does not purport to be complete and is qualified in its entirety by reference to the full text of the Fourth Amended and Restated Articles of Mechanics Bancorp and the Amended and Restated Bylaws of Mechanics Bancorp, which are filed as Exhibit 3.1 and Exhibit 3.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.01.	Changes in Control of Registrant.

The information set forth in the Introductory Note, Item 2.01 and 3.02 of this Current Report on Form 8-K, and the information set forth in Item 5.02 of this Current Report on Form 8-K regarding the changes in the Board and executive officers of the Company following the Merger, is incorporated by reference herein.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

Pursuant to the Merger Agreement, on September 2, 2025, effective upon the Effective Time, James R. Mitchell, Scott M. Boggs, Sandra A. Cavanaugh, Jeffery D. Green, Joanne Harrell and S. Craig Tompkins resigned from the Board and the committees of the Board on which they respectively served, which resignations were not the result of any disagreements with the Company relating to the Company’s operations, policies or practices. Effective upon the Effective Time, Nancy Pellegrino was removed as chair of the Risk Management committee of the Board and as a member of the Compensation Committee of the Board but will remain as a member of the Nominating and Governance Committee of the Board.

Effective upon the Effective Time, Mark Mason resigned from his position as the Company’s President and Chief Executive Officer, John Michel resigned from his position as the Company’s Chief Financial Officer, and William Endresen resigned from his position as the Company’s Commercial Real Estate President, and each such executive tendered a resignation from employment to be effective on September 3, 2025.  Pursuant to the Merger Agreement, the termination of each such officer’s employment as of September 3, 2025 will be considered a termination without “cause” or for “good reason” for purposes of the applicable employment agreement.  The resignations of Messrs. Mason, Michel and Endresen were not the result of any disagreements with the Company relating to the Company’s operations, policies or practices.

Mason Consulting Agreement

As previously disclosed, Mr. Mason, the Company and Mechanics Bank entered into a consulting agreement, dated March 28, 2025 (the “Consulting Agreement”).  Pursuant to the Consulting Agreement, Mr. Mason’s employment with the Company and HomeStreet Bank will terminate on September 3, 2025, with such termination constituting a resignation for “good reason” (as defined in the Consulting Agreement) for purposes of the employment agreement between the Company, HomeStreet Bank and Mr. Mason, dated January 25, 2018, as amended (the “HomeStreet CEO Employment Agreement”). In connection with such termination of employment, pursuant to the Consulting Agreement, Mr. Mason is entitled to receive the following severance payments and benefits in full satisfaction of the severance payments and benefits to which he would be entitled under the terms of the HomeStreet CEO Employment Agreement upon a qualifying termination of employment for “good reason” following a “change in control” (each as defined in the HomeStreet CEO Employment Agreement), subject to his satisfaction of the corresponding terms and conditions under the HomeStreet CEO Employment Agreement: (i) cash severance payments equal to the sum of (x) 2.5 times Mr. Mason’s annual salary at the rate in effect as of immediately prior to the consummation of the Merger, plus (y) 2.5 times the greater of (A) the annual incentive payment earned by Mr. Mason in the year prior to termination and (B) Mr. Mason’s target annual incentive payment for the year of termination, (ii) continuing health insurance coverage for Mr. Mason and his dependents for 18 months, provided Mr. Mason and his dependents timely elect COBRA continuation coverage under the Company’s group health plan(s), (iii) accelerated vesting of all of Mr. Mason’s unvested equity awards and cash long-term incentive awards (in the case of performance stock units, with performance deemed achieved at target) and (iv) certain accrued but unpaid benefits.

Following such termination of employment, Mr. Mason will make himself available to perform certain transitional services, on the terms and conditions set forth in the Consulting Agreement, for the period (the “Consulting Period”) beginning on September 3, 2025 and ending on the second anniversary of the effective time of the Merger, provided that the Consulting Period will terminate immediately upon the death or disability of Mr. Mason or upon an earlier termination of the Consulting Period by the Company or Mr. Mason.  The Consulting Agreement provides that, during the Consulting Period, Mr. Mason will provide consulting and advisory services as may be requested from time to time by the Company, provided that in no event will Mr. Mason be required to provide services in excess of 32 hours per month. In consideration of such services and the restrictive covenants described below, the Company will pay Mr. Mason $4,000,000 (collectively, the “Consulting Fee”), payable quarterly in installments in arrears at the end of each calendar quarter during the Consulting Period. Pursuant to the terms of the Consulting Agreement, in the event of a termination of the Consulting Period prior to the second anniversary of the effective time of the Merger, the Company will have no further obligation to make further payments of the Consulting Fee, provided that if such termination is by the Company other than for “cause” (as defined in the Consulting Agreement) or by Mr. Mason due to any of Mechanics’ or its subsidiaries’ or affiliates’ material breach of the Consulting Agreement (which breach remains uncured for 15 days after the Company or any of its subsidiaries or affiliates is provided notice of such breach), or occurs as a result of Mr. Mason’s death or disability, Mr. Mason will continue to receive such payments through the remainder of the scheduled Consulting Period, subject to Mr. Mason’s execution and non-revocation of a release of claims and continued compliance with certain restrictive covenants.  Under the Consulting Agreement, Mr. Mason reaffirms the terms and conditions of that certain Confidentiality Agreement, dated as of March 15, 2017, between Mr. Mason, the Company and HomeStreet Bank. In addition, the Consulting Agreement provides for (i) certain non-disparagement obligations; (ii) extension of Mr. Mason’s existing non-competition obligations through the Consulting Period and for a period of six months thereafter; and (iii) extension of Mr. Mason’s existing non-solicitation obligations through the Consulting Period and for a period of one year thereafter.

The foregoing description of the material terms of the Consulting Agreement is not complete and is subject to and qualified in its entirety by reference to the full text of the Consulting Agreement, a copy of which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Severance Payments

In connection with their respective resignations, each of Messrs. Mason, Michel and Endresen is entitled to severance payments and benefits under their respective employment agreements with the Company. Mr. Mason is entitled to the severance payments and benefits pursuant to the HomeStreet CEO Employment Agreement as described above; for Messrs. Michel and Endresen, the severance payments and benefits include (i) a lump sum payment equal to two times the executive’s (x) annual salary at the rate in effect immediately prior to termination and (y) annual incentive payment (calculated as the greater of the executive’s annual incentive payment earned in the year prior to termination or the executive’s target incentive payment for the current year), (ii) a lump sum payment equal to the cost of providing continuing health insurance coverage for 18 months, and (iii) immediate vesting of all unvested equity awards.

(c)

On September 2, 2025, the Board appointed C.J. Johnson as President and Chief Executive Officer of the Company, Nathan Duda as Executive Vice President, Chief Financial Officer of the Company, Chris Pierce as Executive Vice President, Chief Operating Officer of the Company and Fernando Pelayo as Chief Accounting Officer of the Company.

C.J. Johnson, age 42, has been President and Chief Executive Officer of Mechanics Bank since January 2025, a role which he had performed on an interim basis since February 2024.  C.J. also previously served as Executive Vice President and Chief Financial Officer of Mechanics Bank. C.J. has held a variety of leadership roles in financial services for nearly 20 years.  He is a Partner of Ford Financial Fund, which he has been a part of since June 2013, and previously served as Senior Vice President and Director of Financial Planning at Santa Barbara Bank & Trust, which he joined in 2010. C.J. joined Santa Barbara Bank & Trust from Flexpoint Ford, at which he was an Associate, and had previously started his career as an investment banking Analyst at Credit Suisse. He holds a B.A. in Economics, with highest distinction and honors, from the University of Michigan.

Nathan Duda, age 47, has been Executive Vice President and Chief Financial Officer of Mechanics Bank since June 2016. Prior to his role as Chief Financial Officer of Mechanics Bank, Nathan served as Mechanics Bank’s Chief Accounting Officer. Prior to joining Mechanics Bank, Nathan was Chief Accounting Officer and Executive Vice President, Finance at Banc of California. He has also held senior positions at Union Bank, Santa Barbara Bank & Trust, OneWest Bank and Affinity Bank. He is a graduate of the University of California, Santa Barbara with a degree in Business Economics and is also a licensed CPA.

Chris Pierce, age 53, was appointed Executive Vice President, Chief Operating Officer of Mechanics Bank in December 2019. He joined Mechanics Bank in 2016 in the role of Chief Administrative Officer. Chris has over 25 years of banking experience, beginning his career as a consultant for a regional consulting firm specializing in core data processing conversions and bank migrations, where he completed more than 140 data processing conversions/mergers. Previously, he has held positions with California Republic Bank, including as Chief Administrative Officer, Western Financial Bank and Wachovia Bank.

Fernando Pelayo, age 47, was appointed EVP, Chief Accounting Officer of Mechanics Bank in August 2022. Prior to his role as Chief Accounting Officer of Mechanics Bank, Fernando served as Mechanics Bank’s Corporate Controller.  Prior to joining Mechanics Bank, Fernando was Corporate Controller and SVP, Finance at Banc of California.  He has also held positions at Union Bank, Santa Barbara Bank & Trust and OneWest Bank. He is a graduate of the University of California, Riverside with a degree in Business Administration.

There are no family relationships among any of the Company’s executive officers.  Except for the agreements and plans described in this Item 5.02 to this Current Report on Form 8-K and the transactions which were described in the Registration Statement under the section entitled “Certain Relationships and Related Party Transactions of the Combined Company,” such executive officers do not have a direct or indirect material interest in any related party transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Change in Control Agreements

On August 28, 2025, each of Messrs. Duda and Pierce entered into an amended and restated change in control agreement with Mechanics Bank and Mr. Pelayo entered into a change in control agreement with Mechanics Bank (the “Change in Control Agreements”).  These agreements provide that in the event of a qualifying termination (described below), Mechanics Bank will pay such executive, subject to the execution by such executive of a general release, (i) a cash amount equal to 2.75 times (or in the case of Mr. Pelayo, 1.5x) the sum of (x) the executive’s annual base salary as in effect as of the date of the executive’s qualifying termination or, if greater, as in effect as of the date of the “Change in Control” (as defined in the Change in Control Agreements) and (y) the executive’s target annual bonus for the year in which the executive’s qualifying termination occurs or, if greater, for the year in which a Change in Control occurs and (ii) premiums for COBRA continuation coverage for a period of 18 months following such qualifying termination.  The term of coverage of the Change in Control Agreements commenced on August 28, 2025  (the “Agreement Effective Date”). The initial term will expire on the second anniversary of the Agreement Effective Date, but the term automatically renews for successive one-year periods, unless either party provides advance written notice to the other party no less than 120 days prior to any anniversary of the Agreement Effective Date that the term will not be further renewed, in which case the term will expire on the last day of the then-current term. Notwithstanding the foregoing, (x) no notice of non-renewal of the term may be provided by Mechanics Bank in anticipation of a specific potential Change in Control and (y) in the event a Change in Control occurs during the term, the term will automatically be extended to the extent necessary such that the term will continue until no earlier than the second anniversary of the date of the Change in Control. The term automatically expires upon termination of the executive’s employment. Under the Change in Control Agreements, a qualifying termination means (i) the termination of the executive’s employment during the two-year period immediately following a “Change in Control” either by Mechanics Bank without “Cause” or by the executive for “Good Reason” (each as defined in the Change in Control Agreements) or (ii) the termination of the executive’s employment by Mechanics Bank during the six-month period immediately preceding a “Change in Control” (other than for Cause).

The Change in Control Agreements also provide that in the event that payments to the executive become subject to the tax imposed by Section 4999 of the Code, then the amounts payable to the executive will be reduced such that such payments, in the aggregate, equal the maximum amount payable without triggering the excise tax if the executive would have greater net after-tax proceeds payments if such payments were so reduced. If the executive would not have greater net after-tax proceeds if such payments were so reduced, the executive would receive all payments to which the executive is entitled.

The foregoing description of the material terms of the Change in Control Agreements is not complete and is subject to and qualified in its entirety by reference to the full text of the Change in Control Agreements, copies of which are attached hereto as Exhibit 10.2, Exhibit 10.3 and Exhibit 10.4 to this Current Report on Form 8-K and are incorporated herein by reference.

(d)

As of the Effective Time, the size of the Board was fixed at eight members, consisting of one member from the Board prior to the Effective Time, Ms. Pellegrino, and seven newly appointed members to the Board who were on the board of directors of Mechanics Bank: Carl B. Webb, E. Michael Downer, Patricia Cochran, Adrienne Crowe, Douglas Downer, Kenneth D. Russell, and John Wilcox.  Mr. Michael Downer is the brother of Douglas Downer.  There are no other family relationships between any other directors of the Company.  Except for the agreements and plans described in this Item 5.02 to this Current Report on Form 8-K and the transactions that were described in the Company’s Registration Statement under the section entitled “Certain Relationships and Related Party Transactions of the Combined Company,” such directors do not have a direct or indirect material interest in any related party transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. The Board determined that all newly-appointed directors other than Carl B. Webb and Ken Russell are independent under SEC rules and the listing rules of Nasdaq.

Carl B. Webb, Executive Chairman

Mr. Webb has served as a director of Mechanics Bank since 2015. Mr. Webb is the Chairman of Mechanics Bank. Mr. Webb is the sole manager of Ford Ultimate Management II, LLC, which is the ultimate general partner of Ford Financial Fund II, L.P. and Ford Financial Fund III, L.P., whose wholly owned subsidiaries, EB Acquisition Company LLC and EB Acquisition Company II LLC, beneficially own, collectively, 77.7% of the voting power and 74.4% of the economic power of the Company. Mr. Webb currently serves on the board of directors of Hilltop Holdings Inc. He served as a director of Prologis, Inc. until May 8, 2025. Mr. Webb is qualified to serve on the Board because of his experience in the banking and financial services industry and as an executive of companies.

E. Michael Downer, Vice Chairman

Mr. Michael Downer has served as a director of Mechanics Bank since 2003. Mr. Downer is a Vice Chairman of Mechanics Bank, a business consultant and a former banker. Mr. Michael Downer is qualified to serve on the Board because of his investment experience and experience in the banking and financial services industry. Mr. Michael Downer is the brother of Douglas Downer, another newly-appointed director on the Board.

Patricia Cochran, Director

Ms. Cochran has served as a director of Mechanics Bank since 2007. Ms. Cochran is a Certified Public Accountant (CPA) and the retired Chief Financial Officer of Vision Service Plan. Ms. Cochran is qualified to serve on the Board because of her financial and executive experience.

Adrienne Crowe, Director

Ms. Crowe has served as a director of Mechanics Bank since 2013. Ms. Crowe is a retired Regional Senior Vice President of Bank of America and has extensive advisory and Director/Trustee experience sitting on numerous boards and board committees. Ms. Crowe is qualified to serve on the Board because of her experience in the banking and financial services industry and on the boards of public and private companies.

Douglas Downer, Director

Mr. Douglas Downer has served as a director of Mechanics Bank since 2013. Mr. Downer is Founder & President of Sundowner Capital Management. Mr. Douglas Downer is qualified to serve on the Board because of his investment experience. Mr. Douglas Downer is the brother of Michael Downer, another newly-appointed director on the Board.

Kenneth D. Russell, Director

Mr. Russell has served as a director of Mechanics Bank since 2015. Mr. Russell served as interim President & Chief Executive Officer of Mechanics Bank from June 2015 to October 2016. Mr. Russell also serves on the boards of directors of Hilltop Holdings Inc. and First Acceptance Corporation. Mr. Russell also serves as the Chief Executive Officer of First Acceptance Corporation. Mr. Russell is qualified to serve on the Board because of his experience in the banking and financial services industry and as an executive of companies.

Jon Wilcox, Director

Mr. Wilcox has served as a director of Mechanics Bank since 2016. Mr. Wilcox previously was Chief Executive Officer and a director of California Republic Bank (CRB) from 2007 to October 2016, at which time Mechanics Bank acquired CRB. Mr. Wilcox is an investor and serves on the boards of directors of Rise Up and Care. Mr. Wilcox is qualified to serve on the Board because of his experience in the banking and financial services industry and on the boards of public and private companies.

Committee Composition

As of the Effective Time, the Executive Committee of the Board was dissolved. Immediately after their appointment to the Board: (a) Patricia Cochran, Douglas Downer and Jon Wilcox were appointed to the Audit Committee of the Board, each of which was deemed determined to be independent under the applicable director independence standards of the SEC and the listing rules of Nasdaq, and Patricia Cochran was appointed as the chair of the Audit Committee; (b) Michael Downer, Carl Webb, Adrienne Crowe and Jon Wilcox were appointed to the Compensation Committee of the Board, and Michael Downer was appointed as the chair of the Compensation Committee (c) Adrienne Crowe and Patricia Cochran were appointed to the Nominating and Governance Committee of the Board, joining Nancy Pellegrino, and Adrienne Crowe was appointed as the chair of the Nominating and Governance Committee; and (d) Ken Russell, Michael Downer and Adrienne Crowe were appointed to the Risk Management Committee of the Board, and Ken Russell was appointed as the chair of the Risk Management Committee.  In addition, immediately after his appointment to the Board, Carl Webb was appointed as Chairman of the Board and E. Michael Downer was appointed as Vice Chairman of the Board.

The Company has elected “controlled company” status for purposes of the listing rules of Nasdaq, which provide an exemption from the requirement to maintain a board of directors comprised of (i) a majority of independent directors, (ii) a nominating committee comprised solely of independent directors or select or recommend director nominees by a majority of the independent directors and (iii) a compensation committee comprised solely of independent directors.

Non-Employee Director Compensation

Following the closing of the Merger, the Company expects to maintain a non-employee director compensation program pursuant to which non-employee directors (other than Messrs. Webb and Russell) will be eligible to receive compensation, which may consist of cash and equity compensation, for service on the Board and its committees.  Messrs. Webb and Russell will be compensated for their services through the Bank Services Agreement, as amended, between Mechanics Bank and GJF Financial Management II, LLC. Accordingly, they are will not be paid separate fees by the Company for their service on the Board. They will be, however, reimbursed for expenses incurred by them to attend meetings of the Board.

(e)

Assumed Equity Awards

The Company assumed, effective as of the Effective Time, the outstanding Mechanics Bank incentive unit awards and restricted stock unit awards granted under the Mechanics 2017 Incentive Unit Plan and Mechanics 2022 Omnibus Incentive Plan (other than those restricted stock unit awards held by non-employee directors, which vested as of the closing of the Merger), including any awards granted to Mechanics Bank’s named executive officers, in each case subject to applicable adjustments in the manner set forth in the Merger Agreement to such awards.

2025 Equity Incentive Plan

On August 21, 2025, the Company’s stockholders approved the Mechanics Bancorp 2025 Equity Incentive Plan (the “2025 Plan”).  A description of the 2025 Plan is included in the section entitled “Proposal 3: Homestreet New Equity Incentive Plan Proposal” of the Registration Statement and is incorporated herein by reference. A complete copy of the 2025 Plan is attached hereto as Exhibit 10.5 and is incorporated herein by reference.

Special Bonus

Prior to and contingent upon the Merger, Mechanics Bank approved a one-time special bonus to Mr. Duda in the amount of $177,860.86, which amount is expected to be paid within 30 days of the Closing Date.

Item 5.03.	Amendments to Articles of Incorporation.

The information set forth in the Introductory Note, Item 2.01 and Item 3.03 of this Current Report on Form 8-K is incorporated by reference herein.

Item 8.01.	Other Events

On September 2, 2025, the Company issued a press release announcing, among other things, the completion of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Information regarding the risks associated with the Company’s business and operations is set forth in the “Risk Factors of Mechanics Bancorp” attached as Exhibit 99.2 hereto and information about the business of the Company is set forth in the “Business Section of Mechanics Bancorp” attached as Exhibit 99.3 hereto and each is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

The financial statements required by Item 9.01(a) will be filed by an amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by an amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d)	Exhibits

Exhibit No.	Description
2.1	Amendment to the Agreement and Plan of Merger, dated as of August 26, 2025, by and among Mechanics Bank, HomeStreet, Inc. and HomeStreet Bank.
2.2	Agreement and Plan of Merger, dated as of March 28, 2025, by and among Mechanics Bank, HomeStreet, Inc. and HomeStreet Bank (incorporated herein by reference to Annex A to the Company’s Registration Statement on Form S-4/A, filed with the SEC on July 15, 2025).*
3.1	Fourth Amended and Restated Articles of Incorporation of Mechanics Bancorp, effective as of September 2, 2025.
3.2	Amended and Restated Bylaws of Mechanics Bancorp, effective as of September 2, 2025.
4.1
Registration Rights Agreement, dated as of March 28, 2025, by and among Mechanics Bank, HomeStreet, Inc. and the other parties thereto (incorporated herein by reference to Annex H to the Company’s Registration Statement on Form S-4/A, filed with the SEC on July 15, 2025).

10.1
Consulting Agreement, dated as of March 28, 2025, by and between HomeStreet, Inc., Mechanics Bank and Mark Mason (incorporated herein by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K, initially filed with the SEC on April 3, 2025).

10.2	Amended and Restated Change in Control Agreement, dated as of August 28, 2025, by and between Mechanics Bank and Nathan Duda.
10.3	Amended and Restated Change in Control Agreement, dated as of August 28, 2025, by and between Mechanics Bank and Chris Pierce.
10.4	Change in Control Agreement, dated as of August 28, 2025, by and between Mechanics Bank and Fernando Pelayo.
10.5	Mechanics Bancorp 2025 Equity Incentive Plan (incorporated herein by reference to Annex D to the Company’s Registration Statement on Form S-4/A, filed with the SEC on July 15, 2025).
21	Subsidiaries of Mechanics Bancorp.
99.1	Press Release of Mechanics Bancorp, dated September 2, 2025.
99.2	Risk Factors of Mechanics Bancorp.
99.3	Business Section of Mechanics Bancorp.
104	Cover Page Interactive Data File (formatted as inline XBRL document).

* Pursuant to Item 601(a)(5) of Regulation S-K, certain schedules and similar attachments have been omitted. The registrant hereby agrees to furnish supplementally a copy of any omitted schedule or similar attachment to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MECHANICS BANCORP

By:	/s/ Nathan Duda
Name:	Nathan Duda
Title:	Executive Vice President and Chief Financial Officer

Date: September 2, 2025